Exhibit 4.1

                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, dated as of July 28, 2014, by and between PETRO CAPITAL ENERGY CREDIT, LLC, AS ADMINISTRATIVE AGENT FOR THE LENDERS REFERRED TO BELOW (the "Purchaser" or "Administrative Agent"), and BARON ENERGY, INC., a Nevada corporation (the "Company"). Capitalized terms used herein shall have the meanings given to such terms in Section IV(A) hereof.

     WHEREAS, pursuant to and subject to the terms and conditions of that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the "Credit Agreement"), by and among the Company, Baron Production LLC, a wholly owned subsidiary of the Company ("BP"), the lenders party thereto (the "Lenders"), and the Administrative Agent,, the Lenders are making loans to BP the aggregate sum of $5,000,000 (the "Loans");

     WHEREAS, the Company will directly and indirectly benefit from the Loans to BP;

     WHEREAS, the Purchaser is acquiring from the Company a Common Stock Purchase Warrant in the form attached as Exhibit A hereto (the "Warrant"), representing the right to purchase from the Company 5,675,204 Warrant Shares (as adjusted from time to time pursuant to the provisions of the Warrant) on the terms and conditions set forth in the Warrant; and

     WHEREAS, the Warrant is being issued as an inducement and partial consideration for the Lenders to enter into the Credit Agreement and to make the Loans to BP, and without such issuance, the Purchaser will not enter into the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     I. EXERCISE PRICE AND CLOSING.

          A. EXERCISE PRICE. The exercise price of each $.001 par value Warrant Share purchased under the Warrant shall be $0.0175 per share.

          B. CLOSING. The closing of the issuance of the Warrant to the Purchaser (the "Closing") shall take place simultaneously with the closing pursuant to the Credit Agreement. The date of such Closing is hereinafter referred to as the "Closing Date."

          C. TRANSACTIONS ON CLOSING DATE. At the Closing, the Company shall deliver to the Purchaser the duly issued Warrant.

     II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and covenants with, the Purchaser as follows:

          A. GOOD STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

          B. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all requisite corporate power and authority and the legal right to enter into and perform its obligations under this Agreement and to issue and deliver the Warrant to the Purchaser. The execution, delivery, and performance by the Company of its obligations under this Agreement, including the issuance and delivery of the Warrant and the Warrant Shares to the Purchaser, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Purchaser) is a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

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          C. NO  CONFLICT  OR  VIOLATION.  The  execution  and  delivery of this
     Agreement by the Company, the performance by the Company of its terms and the issuance and delivery of the Warrant and the Warrant Shares to the Purchaser do not and will not violate or conflict with (i) the Articles of Incorporation or Bylaws of the Company , or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment, or decree to which the Company is a party or to which the Company or any of its assets is subject.

          D. VALIDITY OF ISSUANCE. The Warrant to be issued to the Purchaser pursuant to this Agreement and the Warrant Shares issued upon exercise of the Warrant will, when issued, be duly and validly issued, fully paid and nonassessable (assuming in the case of the Warrant Shares, payment of the exercise price is made in accordance with the terms of the Warrant) and issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

          E. OWNERSHIP. Immediately following the consummation of the transactions contemplated by, referenced in or made in connection with the Credit Agreement, and each of the documents, instruments and agreements executed or delivered in connection therewith, the Warrant Shares constitute 5.0% of the issued and outstanding Common Stock of the Company on a fully diluted basis on the date of issue.

     III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

          A. INVESTMENT INTENTION. The Purchaser is acquiring the Warrant, and if any portion of the Warrant is exercised, the Warrant Shares, for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer, or sell the Warrant or any Warrant Shares, or solicit any offers to purchase or acquire the Warrant or any Warrant Shares, unless the transfer or sale is permitted by the terms of the Warrant and such transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and has been registered under any applicable state securities or "blue sky" laws, or (ii) pursuant to an exemption from registration under the Securities Act and applicable state securities or "blue sky" laws.

          B. LEGEND. The Purchaser has been advised by the Company that certificates representing the Warrant will bear any legend required pursuant to the Stockholders Agreement and will bear the following legend:

          NEITHER THIS WARRANT NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. ANY OFFER TO SELL OR TRANSFER, OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING THE UNDERLYING SHARES OF COMMON STOCK UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW, (B) THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR (C) THE TRANSFER IS MADE PURSUANT TO RULE 144 AS PROMULGATED UNDER THE ACT.

     Upon reasonable request of the Company in connection with any permitted transfer of the Warrant or any Warrant Shares (other than a transfer pursuant to a public offering registered under the Securities Act, pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rules then in effect), or to an affiliate of the Purchaser), the Purchaser will deliver, if requested by the Company, an opinion of counsel knowledgeable in securities laws reasonably satisfactory to the Company to the effect that such transfer may be effected without registration under the Securities Act. The Company agrees to issue certificates evidencing the Warrant Shares that do not contain such legend upon receipt of an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to

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     the Company,  to the effect that  registration  under the Securities Act is not required because of the availability of an exemption from such registration.

          C.  ADDITIONAL  INVESTMENT   REPRESENTATIONS.   The  Purchaser  is  an
     "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act as amended.

     IV. MISCELLANEOUS.

          A. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings:

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas, or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Warrant Shares" means shares of the Company's $.001 par value Common Stock issuable upon exercise of this Warrant; provided, that if the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class or series of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrant if such security is not issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

          B. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

               if to the Company, to:

                    BARON ENERGY, INC.
                    300 S.C.M. Allen Parkway, Suite 400
                    San Marcos, TX 78666
                    Attention:  Lisa P. Hamilton
                    Facsimile:  (512) 392-7238
                    E-mail:

               if to the Purchaser, to:

                    PETRO CAPITAL ENERGY CREDIT, LLC
                    3710 Rawlins Street, Suite 1000
                    Dallas, TX  75219
                    Attention:  Mr. Rosser Newton
                    Facsimile:  (214) 661-7765
                    E-Mail:

     or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication

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     shall be deemed to have been  received (i) when  delivered,  if  personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile, or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

          C. BENEFIT; ASSIGNMENT. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned by the Company without the prior written consent of the Purchaser.

          D. AMENDMENT. This Agreement may be amended only by a written instrument signed by the Company and the Purchaser.

          E. WAIVER. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid as to such party if set forth in an instrument in writing signed by such party.

          F. SEVERABILITY. In the event that any one or more of the provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          G. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAWS OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF TEXAS

          H. EXPENSES. All reasonable fees and expenses incurred by the Purchaser in connection with the preparation of this Agreement and the transactions referred to herein, including the reasonable fees of the Purchaser's counsel, shall be paid by the Company, whether or not the issuance of the Warrant, the execution and delivery of the Credit Agreement or any other transaction contemplated hereby is consummated. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant..

          I. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

          J. DESCRIPTIVE HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Warrant Agreement to be executed and delivered by its duly authorized officer as of the date first written above..

                            [Signature Pages Follow]

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                                     BARON ENERGY, INC.


                                     By: /s/ Ronnie L. Steinocher
                                         ---------------------------------------
                                         Ronnie L. Steinocher, President and CEO


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                                     PETRO CAPITAL ENERGY CREDIT, LLC
                                     as Administrative Agent

                                     By: PCEC Management, LLC,
                                         its Managing Member


                                     By: /s/ Rosser C. Newton
                                         ---------------------------------------
                                         Rosser C. Newton, Authorized Signatory


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